                                                                  EXHIBIT 10.1


------------------------------------------------------------------------------





                           LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                              MOREDIRECT.COM, INC.

                                       AND

                                  SUNTRUST BANK

                          CLOSING DATE: March 27, 2000






------------------------------------------------------------------------------

                                TABLE OF CONTENTS

1.    DEFINITIONS, TERMS AND REFERENCES...........................................................................1

   1.1.  CERTAIN DEFINITIONS......................................................................................1
   1.1.  CERTAIN DEFINITIONS TC...................................................................................1
   1.2.  USE OF DEFINED TERMS....................................................................................11
   1.3.  ACCOUNTING TERMS........................................................................................11
   1.4.  UCC TERMS...............................................................................................11

2.    THE FINANCING..............................................................................................11

   2.1.  EXTENSIONS OF CREDIT....................................................................................11
   2.2.  INTEREST AND OTHER CHARGES..............................................................................12
   2.3.  GENERAL PROVISIONS AS TO PAYMENTS.......................................................................17

3.    SECURITY INTEREST..........................................................................................17

4.    REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO ACCOUNTS RECEIVABLE COLLATERAL.....................17

   4.1.  BONA FIDE ACCOUNTS......................................................................................18
   4.2.  GOOD TITLE..............................................................................................18
   4.3.  RIGHT TO ASSIGN.........................................................................................18
   4.4.  LOCKBOXES AND BLOCKED ACCOUNT...........................................................................18
   4.5.  DIRECT NOTIFICATION.....................................................................................18
   4.6.  TRADE STYLES............................................................................................18
   4.7.  LIMITED POWER OF ATTORNEY...............................................................................19

5.    REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INVENTORY COLLATERAL...............................19

   5.1.  SALE OF INVENTORY COLLATERAL............................................................................19
   5.2.  INSURANCE...............................................................................................19
   5.3.  GOOD TITLE..............................................................................................20
   5.4.  RIGHT TO GRANT SECURITY INTEREST........................................................................20
   5.5.  LOCATION OF INVENTORY COLLATERAL........................................................................20

6.    REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO EQUIPMENT COLLATERAL...............................20

   6.1.  SALE OF EQUIPMENT COLLATERAL............................................................................20
   6.2.  INSURANCE...............................................................................................20
   6.3.  GOOD TITLE..............................................................................................20
   6.4.  RIGHT TO GRANT SECURITY INTEREST........................................................................21
   6.5.  LOCATION................................................................................................21

7.    REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO BALANCES COLLATERAL................................21

   7.1.  OWNERSHIP...............................................................................................21
   7.2.  REMEDIES................................................................................................21
   7.3.  LIENS...................................................................................................21

8.    REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INTANGIBLES COLLATERAL.............................21

   8.1.  OWNERSHIP...............................................................................................21
   8.2.  LIENS...................................................................................................21
   8.3.  PRESERVATION............................................................................................22


9.    GENERAL REPRESENTATIONS AND WARRANTIES.....................................................................22

   9.1.  EXISTENCE AND QUALIFICATION.............................................................................22
   9.2.  AUTHORITY AND VALIDITY AND BINDING EFFECT...............................................................22
   9.3.  INCUMBENCY AND AUTHORITY OF SIGNING OFFICERS............................................................22
   9.4.  NO MATERIAL LITIGATION..................................................................................22
   9.5.  TAXES...................................................................................................23
   9.6.  CAPITAL.................................................................................................23
   9.7.  ORGANIZATION............................................................................................23
   9.8.  INSOLVENCY..............................................................................................23
   9.9.  TITLE...................................................................................................23
   9.10.   MARGIN STOCK..........................................................................................23
   9.11.   NO VIOLATIONS.........................................................................................23
   9.12.   FINANCIAL STATEMENTS..................................................................................24
   9.13.   PURCHASE OF COLLATERAL................................................................................24
   9.14.   POLLUTION AND ENVIRONMENTAL CONTROL...................................................................24
   9.15.   POSSESSION OF PERMITS.................................................................................24
   9.16.   SUBSIDIARIES..........................................................................................24
   9.17.   FEDERAL TAXPAYER IDENTIFICATION NUMBER................................................................24
   9.18.   EMPLOYEE BENEFIT PLANS................................................................................25
   9.19.   ADA...................................................................................................25

9.20.  YEAR 2000 COMPATIBILITY...................................................................................25

10.   AFFIRMATIVE COVENANTS......................................................................................25

   10.1.   RECORDS RESPECTING COLLATERAL.........................................................................25
   10.2.   FURTHER ASSURANCES....................................................................................25
   10.3.   RIGHT TO INSPECT AND CONDUCT AUDITS...................................................................25
   10.4.   COLLATERAL REPORTS....................................................................................26
   10.5.   BORROWING BASE CERTIFICATE............................................................................26
   10.6.   PERIODIC FINANCIAL STATEMENTS.........................................................................26
   10.7.   ANNUAL FINANCIAL STATEMENTS...........................................................................26
   10.8.   OPERATING PLAN........................................................................................27
   10.9.   PAYMENT OF TAXES......................................................................................27
   10.10.  MAINTENANCE OF INSURANCE..............................................................................27
   10.11.  MAINTENANCE OF PROPERTY...............................................................................28
   10.12.  COMPLIANCE CERTIFICATE................................................................................28
   10.13.  CHANGE OF PRINCIPAL PLACE OF BUSINESS, ETC............................................................28
   10.14.  WAIVERS...............................................................................................28
   10.15.  PRESERVATION OF EXISTENCE.............................................................................28
   10.16.  COMPLIANCE WITH LAWS..................................................................................28
   10.17.  CERTAIN REQUIRED NOTICES..............................................................................29
   10.18.  OPERATING ACCOUNTS....................................................................................29
   10.19.  KEY MAN LIFE INSURANCE POLICY.........................................................................29

11.   NEGATIVE COVENANTS.........................................................................................29

   11.1.   ENCUMBRANCES..........................................................................................29
   11.2.   DEBT..................................................................................................29
   11.3.   CONTINGENT LIABILITIES................................................................................29
   11.4.   DISTRIBUTIONS.........................................................................................29
   11.5.   REDEMPTION............................................................................................30
   11.6.   INVESTMENTS...........................................................................................30
   11.7.   MERGERS...............................................................................................30
   11.8.   BUSINESS LOCATIONS....................................................................................31
   11.9.   AFFILIATE TRANSACTIONS................................................................................31
   11.10.  SUBSIDIARIES..........................................................................................31


   11.11.  FISCAL YEAR...........................................................................................31
   11.12.  DISPOSITION OF ASSETS.................................................................................31
   11.13.  FEDERAL TAXPAYER IDENTIFICATION NUMBER................................................................31
   11.14.  EMPLOYEE BENEFIT PLANS................................................................................31

12.   FINANCIAL COVENANTS........................................................................................31

   12.1.   DEBT/WORTH RATIO......................................................................................31
   12.2.   CAPITAL EXPENDITURES..................................................................................32
   12.3.   FIXED CHARGE COVERAGE RATIO...........................................................................32
   12.4.   TANGIBLE NET WORTH....................................................................................32

13.   EVENTS OF DEFAULT..........................................................................................32

   13.1.   OBLIGATIONS...........................................................................................32
   13.2.   MISREPRESENTATIONS....................................................................................32
   13.3.   CERTAIN COVENANTS.....................................................................................32
   13.4.   OTHER COVENANTS.......................................................................................32
   13.5.   OTHER DEBTS...........................................................................................33
   13.6.   VOLUNTARY BANKRUPTCY..................................................................................33
   13.7.   INVOLUNTARY BANKRUPTCY................................................................................33
   13.8.   DAMAGE, LOSS, THEFT OR DESTRUCTION OF COLLATERAL......................................................33
   13.9.   JUDGMENTS.............................................................................................33
   13.10.  DISAVOWAL OF CERTAIN OBLIGATIONS......................................................................34
   13.11.  MATERIAL ADVERSE CHANGE...............................................................................34
   13.12.  CHANGE OF CONTROL, ETC................................................................................34
   13.13.  CHANGE IN MANAGEMENT, ETC.............................................................................34

14.   REMEDIES...................................................................................................34

   14.1.   ACCELERATION OF THE OBLIGATIONS.......................................................................34
   14.2.   DEFAULT...............................................................................................35
   14.3.   REMEDIES OF A SECURED PARTY...........................................................................35
   14.4.   REPOSSESSION OF THE COLLATERAL........................................................................35
   14.5.   OTHER REMEDIES........................................................................................35
   14.6.   SET OFF...............................................................................................35

15.   MISCELLANEOUS..............................................................................................35

   15.1.   WAIVER................................................................................................35
   15.2.   GOVERNING LAW.........................................................................................36
   15.3.   SURVIVAL..............................................................................................36
   15.4.   ASSIGNMENTS...........................................................................................36
   15.5.   COUNTERPARTS..........................................................................................36
   15.6.   REIMBURSEMENT.........................................................................................36
   15.7.   SUCCESSORS AND ASSIGNS................................................................................37
   15.8.   SEVERABILITY..........................................................................................37
   15.9.   NOTICES...............................................................................................37
   15.10.  ENTIRE AGREEMENT: AMENDMENTS..........................................................................37
   15.11.  TIME OF ESSENCE.......................................................................................37
   15.12.  INTERPRETATION........................................................................................37
   15.13.  THE BANK NOT A JOINT VENTURER.........................................................................37
   15.14.  JURISDICTION..........................................................................................38
   15.15.  ACCEPTANCE............................................................................................38
   15.16.  PAYMENT ON NON-BUSINESS DAYS..........................................................................38
   15.17.  CURE OF DEFAULTS BY THE BANK..........................................................................38
   15.18.  RECITALS..............................................................................................38
   15.19.  ATTORNEY-IN-FACT......................................................................................38
   15.20.  SOLE BENEFIT..........................................................................................39
   15.21.  INDEMNIFICATION.......................................................................................39
   15.22.  JURY TRIAL WAIVER.....................................................................................39



   15.23.  TERMINOLOGY...........................................................................................39
   15.24.  EXHIBITS..............................................................................................40
   15.25.  CONFIDENTIALITY.......................................................................................40

16.   CONDITIONS PRECEDENT.......................................................................................40

   16.1.   SECRETARY'S CERTIFICATE...............................................................................40
   16.2.   GOOD STANDING CERTIFICATES............................................................................41
   16.3.   LOAN DOCUMENTS........................................................................................41
   16.4.   INSURANCE.............................................................................................41
   16.5.   FINANCING STATEMENTS..................................................................................41
   16.6.   OPINION OF COUNSEL....................................................................................41
   16.7.   KEY MAN LIFE INSURANCE POLICY.........................................................................41
   16.8.   NO DEFAULT............................................................................................41
   16.9.   TELEPHONE INSTRUCTION LETTER..........................................................................41
   16.10.  DISBURSEMENTS LETTER..................................................................................41
   16.11.  BORROWING BASE CERTIFICATE............................................................................41
   16.12.  NO MATERIAL ADVERSE CHANGE............................................................................41
   16.12.  NO MATERIAL ADVERSE CHANGE TC.........................................................................42
   16.13.  OTHER.................................................................................................42

                           LOAN AND SECURITY AGREEMENT

PREAMBLE. THIS AGREEMENT, made, entered into and effective as of March 27, 2000, by and between MOREDIRECT.COM, INC., a Florida corporation (the "COMPANY"); and SUNTRUST BANK, a Georgia banking corporation (the "BANK").

                              W I T N E S S E T H :

         WHEREAS, the Company has applied to the Bank for certain financing, as more particularly described hereinbelow, consisting of a $15,000,000 line of credit; and

         WHEREAS, the Bank is willing to extend such financing to the Company in accordance with the terms hereof upon the execution of this Agreement by the Company, compliance by the Company with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to the Bank's obligations herein contained;

         NOW, THEREFORE, to induce the Bank to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by the Company, the Bank agrees with the Company as follows:

1.       DEFINITIONS, TERMS AND REFERENCES.

         1.1. CERTAIN DEFINITIONS. In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibit or Schedule attached hereto, the following terms shall have the following meanings:

         "ACCOUNTS RECEIVABLE COLLATERAL" shall mean and include all accounts, accounts receivable, contract rights, instruments, chattel paper and general intangibles in the nature of payment obligations owing to the Company, including, without limitation, all rights of the Company to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, together with all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired and howsoever arising.

         "ACCOUNT DEBTOR" shall mean any Person who is obligated on any of the Accounts Receivable Collateral or otherwise is obligated as a purchaser or lessee of any of the Inventory Collateral.

         "ADA" shall mean The Americans with Disabilities Act of 1990, as in effect from time to time, and all rules and regulations promulgated thereunder.

         "ADVANCE" shall mean an advance of borrowed funds made by the Bank to or on behalf of the Company pursuant to this Agreement.

         "AFFILIATE" shall mean (i) with respect to the Company specifically, the Principal or any Subsidiary of the Company; and (ii) generally, with respect to any Person (including the Company), any Person Controlling, Controlled by or under common Control with such Person.

         "AGREEMENT" shall mean this Loan and Security Agreement, as it may be modified, amended or supplemented from time to time; together with any and all Schedules or Exhibits attached hereto.

         "ASSIGNMENT OF CLAIMS ACT" shall mean the federal Assignment of Claims Act of 1940, as it may be amended from time to time; together with all regulations promulgated from time to time in respect thereof.

         "APPLICABLE INDEX RATE" shall mean either the LIBOR Rate or the Base Rate, as determined pursuant to Section 2.2.1(a); PROVIDED, HOWEVER, that, pursuant to Section 2.2.1(d), the "Applicable Index Rate" may be limited to the Base Rate under certain circumstances.

         "APPLICABLE MARGIN" (a) with respect to Base Rate Borrowings, to the extent required to be made pursuant to Section 2.2.1(d), shall mean zero (0), and (b) with respect to LIBOR Borrowings, shall mean, initially, one and one-fourth of one percent ( 1 1/4 %) per annum, subject to adjustment as provided in Section 2.2.1(c) hereof.

         "APPLICABLE RATE" shall mean the interest rate per annum payable on the Advances, as is defined and more particularly described in Section 2.2.1.

         "BALANCES COLLATERAL" shall mean all property of the Company left with the Bank or in the Bank's possession, custody or control now or hereafter, all deposit accounts of the Company now or hereafter opened with the Bank, all certificates of deposit now or hereafter issued by the Bank to the Company, and all drafts, checks and other items deposited in or with the Bank by the Company for collection now or hereafter.

         "BANK" shall have the meaning given to such term in the preamble to this Agreement.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as it may be amended from time to time.

         "BASE BORROWINGS" shall mean those Borrowings which bear interest at a rate per annum determined by reference to the Base Rate plus any Applicable Margin.

         "BASE RATE" refers to that interest rate announced by the Bank from time to time as its prime lending rate. The Base Rate is but one of several interest rate bases used by the Bank. The Bank extends credit at interest rates equal to, above and below the Base Rate.

         "BLOCKED ACCOUNT" shall mean an account established by the Company with a bank satisfactory to the Bank, for the concentration and collection of proceeds of certain Collateral, subject to a blocked account or similar agreement among the Company, such bank and the Bank, in form and substance satisfactory to the Bank.

         "BORROWING AVAILABILITY" shall mean (a) the LESSER of (i) the Margin and (ii) the maximum amount of the Commitment, MINUS (b) the sum of all outstanding Advances and Letter of Credit Obligations

         "BORROWING BASE CERTIFICATE" shall mean a certificate submitted by the Company to the Bank demonstrating compliance with the Margin Requirement, to be substantially in the form of EXHIBIT "F" attached hereto (unless otherwise required or approved by the Bank).

         "BORROWINGS" shall mean Advances of borrowed funds made hereunder to or on behalf of the Company pursuant to this Agreement.

         "BUSINESS DAY" shall mean a day on which the Bank is open for the conduct of banking business at its principal office in Atlanta, Georgia; PROVIDED, HOWEVER, that, for purposes of determining the timing of requests for, and establishing the Applicable Rate on, LIBOR Borrowings, "BUSINESS DAY" shall mean, additionally, any day on which dealings in United States Dollar deposits are also being carried out by the Bank in the London interbank eurodollar market.

         "CAPITAL EXPENDITURES" shall mean all expenditures made in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of more than one (1) year.

         "CAPITAL LEASES" shall mean any leases of property that, in accordance with GAAP, should be reflected as liabilities on the balance sheet of a Person.

         "CLOSING DATE" shall mean the date set forth on the cover page as the "Closing Date."

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "COLLATERAL" shall mean the property, or interests in property, of the Company described as such in Article 3 plus any other property, or interests in property, of the Company in which the Bank has, or hereafter obtains or claims, a Lien as security for the payment of the Obligations.

         "COLLATERAL LOCATIONS" shall mean the Executive Office and those additional locations, if any, set forth and described on the Company Information Schedule.

         "COLLECTIONS ACCOUNT" shall mean an account established by the Company with the Bank to which funds in the Blocked Account shall be transferred on each Business Day in accordance with the terms of the blocked account agreement applicable to the Blocked Account.

         "COMPLIANCE CERTIFICATE" shall mean a certificate to be signed by a duly authorized officer of the Company pursuant to Section 10.12 in substantially the form of EXHIBIT "B" attached hereto (unless otherwise required or approved by the Bank).

         "COMMITMENT" shall mean the maximum amount which is available for borrowing under the Line of Credit (considered without regard to the Margin).

         "COMPANY" shall have the meaning given to such term in the preamble to this Agreement.

         "COMPANY INFORMATION SCHEDULE" shall mean an information schedule, to be completed by the Company, in substantially the form of EXHIBIT "A" attached hereto.

         "CONSOLIDATED SUBSIDIARIES" shall mean those Subsidiaries of the Company (if any) existing from time to time which, for purposes of GAAP, are required to be consolidated for financial reporting purposes.

         "CONTROL," "CONTROLLED" or "CONTROLLING" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise; PROVIDED, HOWEVER, that, in any event, any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other governing body of an entity shall be deemed to "Control" such entity for purposes of this Agreement.

         "DEBT" means all liabilities, obligations and indebtedness of a Person, of any kind or nature, whether now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, which would appear as liabilities on a balance sheet of such person prepared in accordance with GAAP, including, without in any way limiting the generality of the foregoing: (i) all indebtedness for borrowed money, (ii) all accounts payable, (iii) all obligations, liabilities and indebtedness secured by any Lien on a Person's Property, even though such Person shall not have assumed or become liable for the payment thereof; (iv) all obligations or liabilities created or arising under any Capital Lease, conditional sale or other title retention agreement;
(v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all Guaranteed Obligations; (vii) any liabilities under, or associated with, interest rate protection agreements; and (viii) any deferred taxes.

         "DEBT/WORTH RATIO" shall mean, as of any determination date, the ratio of (a) total Debt of the Company and its Consolidated Subsidiaries to (b) Tangible Net Worth of the Company and its Consolidated Subsidiaries.

         "DEFAULT CONDITION" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

         "DEFAULT RATE" shall mean that interest rate per annum equal to two percent (2%) per annum in excess of the Base Rate.

         "DOLLARS" or "$" shall mean United States Dollars.

         "EBITDA" shall mean net income for the period in question before provision for interest expense, income tax expense (or tax distributions in lieu thereof), depreciation and amortization and any non-cash stock option or warrant charges, all determined for the Company and its Consolidated Subsidiaries in accordance with GAAP.

         "ELIGIBLE ACCOUNTS" shall mean that portion of the Company's Accounts Receivable Collateral consisting of trade accounts receivable actually billed to, and owing to the Company by, its Account Debtors in the ordinary course of its business, EXCLUDING, HOWEVER, in any event, any such account: (i) with respect to which any portion thereof is EITHER (A) more than ninety (90) days past invoice date or (B) more than sixty (60) days past due date; (ii) which is owing by any Affiliate of the Company; (iii) which is owing by any Account Debtor having fifty percent (50%) or more in face value of its then existing accounts with the Company ineligible hereunder pursuant to the operation and effect of clause (i) above; (iv) which arises from any contract on which the Company's performance is assured by a performance, completion or other bond; (v) constituting retainage which has been withheld from the Company pending contract completion, to the extent thereof; (vi) constituting a service, warranty or similar charge, to the extent thereof; (vii) which is evidenced by a promissory note, other instrument or chattel paper; (viii) which represents an accord and satisfaction in respect of any prior account receivable; (ix) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act (unless and except to the extent that the Company has complied therewith to the Bank's satisfaction); (x) which does not conform in any respect to the warranties and representations set forth in the Loan Documents in respect of Accounts Receivable Collateral; (xi) which is owing by any Account Debtor (other than Morgan Stanley/Dean Witter or Credit Suisse/First Boston) whose accounts in face amount with the Company exceed twenty-five percent (25%) of the Company's Eligible Accounts, but only to the extent of such excess; (xii) which is owing by Morgan Stanley/Dean Witter or Credit Suisse/First Boston, if the accounts in face amount of either such Account Debtor exceed thirty-five percent (35%) of the Company's Eligible Accounts, but only to the extent of such excess; (xiii) which is owing by, billed to or paid by any Account Debtor not located in the United States of America; (xiv) as to which a duly perfected, first priority security interest does not exist at any time in favor of the Bank; (xv) as to which any counterclaim, defense, setoff, deduction or contra-account exists, to the extent thereof; or (xvi) with respect to which the Bank determines, in its good faith discretion, that the collection of such account is insecure, or that payment thereof is doubtful or will be delayed by reason of the applicable Account Debtor's financial condition or that the prospect of payment or performance by such Account Debtor is or will be impaired.

         "EMPLOYEE BENEFIT PLAN" shall mean any "employee welfare benefit plan", as that term is defined in Section 3(1) of ERISA, any "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, or any other plan which is subject to the provisions of Title IV of ERISA which is for the benefit of any employees of the Company and any employees of any Subsidiary or any other entity which is a member of a "controlled group" or under "common control" with the Company, as such terms are defined in Section 4001(a)(14) of ERISA.

         "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, whether now or hereafter existing, including, but not limited to state and federal superlien and environmental cleanup laws and U.S. Department of Transportation regulations and any other state or local law or regulation relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

         "EQUIPMENT COLLATERAL" shall mean all equipment and fixtures of the Company, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, computer hardware and motor vehicles used or useful in the Company's business operations.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

         "EVENT OF DEFAULT" shall mean any of the events or conditions described in Article 13, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

         "EXECUTIVE OFFICE" shall mean the address of the Company's chief executive office and principal place of business, as designated on the Company Information Schedule, as such Executive Office may be changed to the New Facility or otherwise as permitted pursuant to Section 11.8 hereof.

         "FISCAL YEAR", in respect of a Person, shall mean the fiscal year of such Person, as employed by such Person as of the Closing Date, and designated as such on the Company Information Schedule, as to the Company. The terms "FISCAL QUARTER" and "FISCAL MONTH" shall correspond accordingly thereto.

         "FIXED CHARGE COVERAGE RATIO" shall mean, the ratio of (i) EBITDA for the applicable period LESS Capital Expenditures which are not financed hereunder and distributions (including, without limitation, Permissible Tax Distributions) made during such period to (ii) the sum of interest expense for such period PLUS scheduled principal payments made on all funded Debt during such period, all determined for the Company and its Consolidated Subsidiaries in accordance with GAAP.

         "GAAP" shall mean generally accepted accounting principles consistently applied for the fiscal period(s) in question.

         "GUARANTEED OBLIGATIONS" shall mean, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person or to assure or in effect assure the holder of any such obligations against loss in respect thereof.

         "GUARANTOR" shall mean, individually and collectively, any and all accommodation makers, endorsers, guarantors or sureties from whom the Bank may require, either on or after the Closing Date, the endorsement of any Note or the execution of any contract of guaranty or suretyship guaranteeing payment of any of the Obligations. As of the Closing Date, there are no Guarantors.

         "GUARANTY" shall mean any agreement or other writing executed by a Guarantor guaranteeing payment of any of the Obligations. Each Guaranty shall be substantially in the form of EXHIBIT "C" attached hereto, unless otherwise accepted and approved by the Bank.

         "INTANGIBLES COLLATERAL" shall mean all general intangibles of the Company, whether now existing or hereafter acquired or arising, including, without limitation, all copyrights, royalties, tax refunds, rights to tax refunds, trademarks, trade names, service marks, patent and proprietary rights, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics and assembly and display materials relating thereto, all customer lists, all books and records, all computer software and programs, and all rights of the Company as purchaser, lessee, licensee or indemnitee under any contract.

         "INTEREST RATE DETERMINATION DATE" shall mean, in respect of LIBOR Borrowings, initially, the date of the funding of the initial Advance hereunder, and, thereafter, the first day of each calendar month; PROVIDED, HOWEVER, that if such day is not a Business Day, the Interest Rate Determination Date shall be the first preceding Business Day.

         "INVENTORY COLLATERAL" shall mean all inventory of the Company, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of the Company held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, and supplies used or consumed in the Company's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing.

         "IPO" shall mean an initial public offering of the Company's stock consummated on or prior to August 31, 2000.

         "LANDLORD'S AGREEMENT" shall mean an agreement from the landlord of any Collateral Location pursuant to which such landlord has waived, released or subordinated in favor of the Bank any rights it has in respect of the Collateral, to be substantially in the form of EXHIBIT "D" attached hereto (unless otherwise required or approved by the Bank).

         "LETTER OF CREDIT" shall have the meaning given to such term in Section 2.1.2.

         "LETTER OF CREDIT OBLIGATIONS" shall mean all Obligations of the Company arising in respect of Letters of Credit, including, without limitation,
(i) all contingent liabilities arising in respect of Letters of Credit issued, but not drawn upon, and (ii) all reimbursement liabilities arising in respect of drawings made under Letters of Credit.

         "LIEN" shall mean any deed to secure debt, deed of trust, mortgage or similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

         "LIBOR BORROWINGS" shall mean those Borrowings which bear interest at a rate per annum determined by reference to the LIBOR Rate plus the Applicable Margin.

         "LIBOR RATE" shall mean that interest rate per annum designated by the Bank on each Interest Rate Determination Date applicable thereto as the "LIBOR Rate", based upon the offered rate for deposits in United States dollars for a term of one (1) month, which then appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace Page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for United States Dollar deposits), determined as of 11:00 a.m., London time, on each such Interest Rate Determination Date, and taking into account such other factors as the Bank shall deem relevant, including any then applicable reserve requirements.

         "LINE OF CREDIT" shall refer to the line of credit in the maximum principal amount of Fifteen Million Dollars ($15,000,000) opened by the Bank in favor of the Company pursuant to the provisions of Section 2.1.1.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates and agreements executed and/or delivered by the Company or any Guarantor in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

         "MARGIN" shall mean an amount equal to eighty-five percent (85%), or such lesser or greater percentage which the Bank may elect to establish from time to time by written notice to the Company (but not less than seventy percent (70%) unless a Default Condition or Event of Default shall have occurred and is continuing), in its credit judgment, of the net dollar amount of Eligible Accounts as at the date of determination. The Bank shall also entitled to impose such reserves against the Margin and borrowing availability under the Line of Credit as it may elect in its good faith discretion, on the Closing Date or, by written notice to the Company from time to time, after the Closing Date.

         "MARGIN REQUIREMENT" shall have the meaning ascribed to such term in
Section 2.1.1.

         "MASTER NOTE" shall mean the master promissory note, dated of even date herewith, as amended or supplemented from time to time, in a principal amount equal to the maximum amount of the Line of Credit, evidencing Advances to be obtained by the Company under the Line of Credit, together with any renewals or extensions thereof in whole or in part. The Master Note shall be substantially in the form of EXHIBIT "E".

         "MATERIAL ADVERSE CHANGE" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Company and its Consolidated Subsidiaries taken as a whole or any Guarantor, (b) the rights and remedies of the Bank under any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than the Company in conjunction with the Loan Documents, or the ability of the Company to perform its obligations under any of the Loan Documents or of any Guarantor to perform Guarantor's obligations under any Guaranty or any documents, instruments or agreements executed by any Guarantor in conjunction with such Guaranty, or (c) the legality, validity or enforceability of any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than the Company in conjunction with the Loan Documents.

         "NEW FACILITY" shall mean the office facility located at 7300 N. Federal Highway, Suite 200, Boca Raton, Florida 33487.

         "NOTE" shall mean any instrument at any time evidencing all or any portion of any Obligations.

         "OBLIGATIONS" shall mean any and all (i) Debts of the Company to the Bank arising hereunder or as a result hereof, whether evidenced by any Note, or constituting Advances, Letter of Credit Obligations or otherwise, and any and all amendments, modifications, extensions or renewals thereof in whole or in part; (ii) Debts of the Company to the Bank under any later or future advances or loans made by the Bank to the Company pursuant hereto, and any and all amendments, modifications, extensions or renewals thereof in whole or in part;
(iii) Debts of the Company to the Bank in respect of checking, deposit or operating accounts or any other banking and related transactions, services or functions relationships between the Company and the Bank (other than loans arising under documents other than the Loan Documents unless the parties shall otherwise mutually agree in writing) and (iv) Debts of the Company to the Bank in respect of any interest rate "hedge", "swap", "cap" or "collar" agreement or similar arrangement entered into between the Bank and the Company.

         "PERMISSIBLE TAX DISTRIBUTIONS" shall mean, with respect to the Company, cash dividends or distributions to its shareholders with respect to each taxable year during which the Company is a Subchapter S corporation for federal and state income tax purposes in an amount not to exceed (x) the aggregate of the maximum federal and state income tax liability of the shareholders of the Company (assuming that all of the shareholders are taxed at the maximum permissible federal and Florida state rates of such shareholders) attributable to the taxable income of the Company for such taxable year, computed in accordance with the Code, MINUS (y) the amount of any tax refund or reduction received by the shareholders for any preceding taxable year due to a net loss of the Company for such preceding taxable year, to the extent that such tax refund or reduction has not been contributed to the Company.

         "PERMITTED ENCUMBRANCES" shall mean: (i) Liens for taxes not yet due and payable or being actively contested as permitted by this Agreement, but only if such Liens do not adversely affect the Bank's rights or the priority of the Bank's security interest in the Collateral; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings, but only if such liens are and remain junior to liens granted in favor of the Bank;
(iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom the Company has a banker-customer relationship; (v) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); (vi) Liens in favor of the Bank; and (vii) purchase money Liens or Liens under Capital Leases on equipment securing purchase money Debt or Debt under Capital Leases incurred or entered into by the Company to finance the purchase of such equipment; PROVIDED, THAT (A) the incurrence of such Debt is permitted pursuant to Section 11.2 hereof, (B) such Lien secures only such purchase money Debt or Debt under a Capital Lease and (C) such Lien is terminated promptly upon payment in full of such Debt.

         "PERSON" shall mean any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, governmental unit or other entity.

         "PRINCIPAL" shall mean Russell Madris, being the sole shareholder of the Company on the Closing Date.

         "SUBSIDIARY" shall mean any corporation, partnership, business association or other entity (including any Subsidiary of any of the foregoing) of which the Company owns, directly or indirectly through one or more Subsidiaries, interests having ordinary voting power for the election of the majority of the board of directors or others performing similar functions.

         "TANGIBLE NET WORTH" shall mean book net worth, determined on a consolidated basis for the Company and its Consolidated Subsidiaries in accordance with GAAP, MINUS all assets of the Company and such Subsidiaries constituting (i) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, (ii) write-ups of assets, (iii) unamortized debt discount and expense, (iv) deferred charges, (v) any Debts owing to such Person from any shareholders, officers or directors of such Person, or from any Affiliates or Subsidiaries of such Person, and (vi) any permitted investments described in clauses (iii) through (vi) of Section 11.6, PLUS, to the extent deducted in determining book net worth, any dividends which have been declared but not paid. For purposes hereof, any minority interest in any Subsidiary shown on the balance sheet of the Company and its Consolidated Subsidiaries shall be excluded from its net worth and be included in its total liabilities.

         "TELEPHONE INSTRUCTIONS LETTER" shall mean a letter from the Company to the Bank, dated as of the Closing Date, indicating to the Bank the Person(s) authorized to request Advances pursuant hereto, to be substantially in the form of EXHIBIT "G" attached hereto (unless otherwise required or approved by the Bank).

         "TERMINATION DATE" shall mean the EARLIEST to occur of the following dates: (i) that date on which, pursuant to Section 14, the Bank terminates the Line of Credit (or the Line of Credit is deemed automatically terminated) subsequent to the occurrence of an Event of Default; (ii) March 27, 2002; or
(iii) such later date as to which the Bank may agree in writing from time to time hereafter.

         "UCC" shall mean the Uniform Commercial Code-Secured Transactions of Georgia (OCGA Art. 11-9), as in effect on the Closing Date.

                  1.2. USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

                  1.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

                  1.4. UCC TERMS. The terms "accounts", "chattel paper", "instruments", "general intangibles", "inventory," "equipment" and "fixtures", as and when used in the Loan Documents, shall have the same meanings given to such terms under the UCC.

2.       THE FINANCING.

         2.1.     EXTENSIONS OF CREDIT.

                  2.1.1. LINE OF CREDIT. On the Closing Date, the Bank agrees to open the Line of Credit in favor of the Company so that, subject to fulfillment of all conditions precedent set forth in Section 16, during the period from the Closing Date to, but not including, the Termination Date, so long as there is not in existence any Default Condition or Event of Default and the requested Borrowing, if made, will not cause a Default Condition or Event of Default to exist, the Company may borrow and repay and reborrow Advances in up to a maximum aggregate principal amount outstanding at any one time equal to the original principal amount of the Line of Credit; SUBJECT, HOWEVER, to the requirements that at no time shall the aggregate principal amount of outstanding Advances and Letter of Credit Obligations exceed the LESSER of (A) the Commitment or (B) the Margin (such requirement being referred to herein as the "MARGIN REQUIREMENT"), and SUBJECT, FURTHER, to the requirement that if, at any time hereafter, the Margin Requirement is not satisfied, the Company will immediately repay the then principal balance of the Master Note by that amount necessary to satisfy the Margin Requirement. Proceeds of Advances obtained by the Company under the Line of Credit shall be used by the Company for working capital and general corporate purposes in such manner as the Company may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of the Company under the Line of Credit shall be evidenced by the Master Note, which shall be executed by the Company and delivered to the Bank on the Closing Date. The outstanding principal amount of the Master Note may fluctuate from time to time, but shall be due and payable in full on the Termination Date, and shall bear interest from the date of each disbursement of principal until paid in full at the Applicable Rate, payable in the manner described in Section 2.2.1. The Company shall have the option to request Advances under the Line of Credit by telephone or in a writing delivered to the Bank not later than 12:00 noon (Atlanta, Georgia time) on the date of the requested Advance; PROVIDED, HOWEVER, that any telephone requests shall be made in accordance with the Telephone Instructions Letter and, unless otherwise approved by the Bank, confirmed in writing not later than the Business Day following the disbursement of the requested Advance.

                  2.1.2. LETTERS OF CREDIT. In addition to the foregoing, so long as the Line of Credit remains open, the Company shall have the further right to apply for, and obtain, commercial or standby letters of credit ("LETTERS OF CREDIT"), in an aggregate face amount not in excess of One Million Dollars ($1,000,000) at any time outstanding, to be issued by the Bank for the Company for use by the Company in the ordinary course of its business operations pursuant to a separate application and agreement (one per each Letter of Credit) to be executed at time of issuance between the Bank and the Company, which shall set forth, among other things, the purpose, beneficiary, the expiry date and credit limit, together with the fees and charges imposed by the Bank for the issuance and administration thereof. All outstanding Letter of Credit Obligations shall be reserved by the Bank against borrowing availability under the Line of Credit and be included as outstanding Debt for purposes of determining the Margin Requirement. The Bank shall have the continuing right to charge as Advances any outstanding Letter of Credit Obligations, and any fees and charges associated therewith, which have become due and payable.

         2.2.     INTEREST AND OTHER CHARGES.

                  2.2.1.   INTEREST AT APPLICABLE RATE.

                  (A) INTEREST RATE. The outstanding Advances under the Line of Credit shall bear interest at the Applicable Index Rate PLUS the Applicable Margin (the "APPLICABLE RATE"). Subject to the contrary provisions of subsection
(d) below, the Applicable Index Rate shall at all times be the LIBOR Rate, as determined by the Bank on the date of funding of the initial Advance hereunder and on each Interest Rate Determination Date thereafter. Subject to the terms of subsection (d) below, if the Applicable Index Rate is the LIBOR Rate, such rate shall remain unchanged during each month after its determination. If, pursuant to the operation of subsection (d) below, the Applicable Index Rate is at any time the Base Rate, then, the Applicable Index Rate may, nonetheless, change from time to time within each monthly period if changes in the Base Rate occur during such period, with each such change (if any) to be effective as and when the Base Rate shall change.

                  (B) PAYMENT OF INTEREST. Accrued interest on all Borrowings at the Applicable Rate shall be due and payable monthly in arrears, on the first day of each calendar month, for the preceding calendar month (or portion thereof), commencing on the first day of the first calendar month following the Closing Date, and on the Termination Date.

                  (C) SUBSEQUENT ADJUSTMENTS. Commencing with the Company's Fiscal Quarter ending March 31, 2000, the Applicable Margin with respect to LIBOR Borrowings shall be subject to further and subsequent adjustment, up or down, based on the Company's and its Consolidated Subsidiaries' financial performance, determined by reference to the Debt/Worth Ratio and the Fixed Charge Coverage Ratio measured quarterly; that is, if such ratios, measured as of the end of each Fiscal Quarter of the Company, in the manner provided in Sections 12.1 and 12.3 hereof, commencing with the Fiscal Quarter ending March 31, 2000, are as described below, the Applicable Margin with respect to LIBOR Borrowings shall be the margin appearing at the intersection of such ratios:

                 ------------------------------ ---------------------------- ----------------------------
                                   Fixed                <3.00:1.00                   >3.00:1.00
                                   Charge
                                   Coverage
                                   Ratio
                 Debt/
                 Worth
                 Ratio
                 ------------------------------ ---------------------------- ----------------------------
                 >6.00:1.00                      2.50%                        2.25%
                 -
                 ------------------------------ ---------------------------- ----------------------------
                 <6.00:1.00                      2.25%                        2.00%
                 >4.00:1.00
                 -
                 ------------------------------ ---------------------------- ----------------------------
                 <4.00:1.00                      1.90%                        1.75%
                 >3.00:1.00
                 -
                 ------------------------------ ---------------------------- ----------------------------
                 <3.00:1.00                      1.65%                        1.55%
                 >2.50:1.00
                 -
                 ------------------------------ ---------------------------- ----------------------------
                 <2.50:1.00                     1.45%                         1.25%
                 ------------------------------ ---------------------------- ----------------------------



The Bank shall determine whether any adjustment to the Applicable Margin applicable to LIBOR Borrowings is to be made quarterly, starting with the Company's Fiscal Quarter ending March 31, 2000, based on the Company's consolidated financial statements as of and for each Fiscal Quarter end delivered to the Bank pursuant to Section 10.6, PROVIDED, HOWEVER, that if such financial statements are not delivered to the Bank within ten (10) days after the date required by Section 10.6, then an adjustment to such Applicable Margin shall be made based on an assumed delivery of said financial statements reflecting a Debt/Worth Ratio of >6.00:1.00 and a Fixed Charge Coverage Ratio of
<3.00:1.00 unless and until such financial statements are delivered (subject to the waiver by the Bank of any Event of Default resulting therefrom); and, PROVIDED, FURTHER, that (i) no downward adjustment shall be made if an Event of Default or Default Condition then exists (unless then waived or permitted to be cured) and (ii) the allowance by the Bank to the Company of such ten (10) day period for delivery of such financial statements for purposes of this Section 2.2.1(c) and for purposes of Section 2.2.2(b) hereof shall not constitute a waiver by the Bank of the Event of Default resulting from the failure of the Company to deliver such financial statements to the Bank on or prior to the date required pursuant to Section 10.6. Each such adjustment to such Applicable Margin shall become effective (retroactively if necessary) as of the first day of the first calendar month following the date on which such financial statements are delivered (or deemed delivered) to the Bank, and shall remain effective unless and until any subsequent adjustment becomes effective in accordance with the terms of this subsection (c). Each such adjustment shall apply not only to LIBOR Borrowings under the Line of Credit made (including conversions and continuations) on or after such adjustment date (but prior to the next such adjustment date) but also to any then existing as of such adjustment date. In the event that the annual audit report of the Company for any Fiscal Year shall require restatement of financial statements of the Company and such restatement would have required a different Applicable Margin to be in effect for prior periods with respect to LIBOR Borrowings, then the Bank shall require the Company to make additional payments of interest or shall rebate excess interest charged for such prior periods.

                  (D) SPECIAL CONDITIONS AND LIMITATIONS ON LIBOR BORROWINGS. The Company shall have the continuing right, provided that no Event of Default or Default Condition exists, to obtain LIBOR Borrowings; SUBJECT, HOWEVER, to the following conditions and limitations: (i) if the Bank determines that deposits in United States Dollars (in the applicable amounts) are not being offered in the relevant market or that the LIBOR Rate will not adequately and fairly reflect the cost to the Bank of funding any relevant LIBOR Borrowings, then the Bank shall forthwith give notice thereof to the Company, whereupon, until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make LIBOR Borrowings available to the Company shall be suspended; and (ii) if at any time, a change of law, or compliance by the Bank with any request or directive (whether or not having the force of law) of any governmental authority shall make it unlawful or impracticable for the Bank to make available, maintain or fund any LIBOR Borrowings, the Bank shall forthwith give notice to such effect to the Company, whereupon, until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make such Borrowings available to the Company shall be suspended. Any Borrowings obtained after the delivery by the Bank to the Company of a notice of suspension pursuant to the preceding sentence, for so long as such suspension remains in effect, shall be a Base Rate Borrowing, and if, in connection with giving of such notice, the Bank shall determine that it may not lawfully continue to maintain and fund any then outstanding LIBOR Borrowings to maturity and shall so specify in such notice, each LIBOR Borrowing so affected shall be converted into a Base Borrowing, effective immediately.

                  (E) CALCULATION OF INTEREST AND FEES. Interest on all Borrowings (and any fees described in Section 2.2.2 computed on a per annum basis) shall be calculated on the basis of a 360-day year and actual days elapsed.

                  (F) CHARGING OF INTEREST AND FEES. Accrued and unpaid interest on any Borrowings (and any outstanding fees described in Section 2.2.2) may, when due and payable, be paid, at the Bank's option (without any obligation to do so), either (i) by the Bank's charging the Line of Credit for an Advance in the amount thereof; or (ii) by the Bank's debiting any deposit account constituting Balances Collateral for the amount thereof; but, notwithstanding the foregoing, the Company shall be and remain responsible for the payment of such sums.

                  (G) RATE ON OTHER OBLIGATIONS. To the extent that, at any time, there are other Obligations besides Advances which are outstanding and unpaid, such Obligations shall, unless and except to the extent that this Agreement, any Note or any other Loan Document evidencing such Obligations provides otherwise, bear interest at the same rate per annum as is then and thereafter payable on Base Borrowings under the Line of Credit.

                  2.2.2. FEES. In addition to the payment of interest at the rate provided hereinabove, the Company shall also be obligated to pay the Bank the following fees and charges:

                  (A) COMMITMENT FEE. On the Closing Date, the Company shall pay to the Bank a commitment fee in the amount of Five Thousand Dollars ($5,000). Such fee shall be fully-earned and non-refundable on the due date therefor.

                  (B) FACILITY FEE. Monthly, on the first day of each calendar month, for the preceding calendar month (or portion thereof), commencing on the first day of the first calendar month following the Closing Date, a facility fee in the amount equal to (x) one-twenty-fourth of one percent (1/24%) per annum times (y) the difference between (A) the Commitment and (B) the sum, without duplication, of the following, determined on a daily average basis for the immediately preceding calendar quarter (or portion thereof, as the case may be):
(i) all Advances under the Line of Credit PLUS (ii) all outstanding Letter of Credit Obligations; PROVIDED, HOWEVER, that commencing with the Company's Fiscal Quarter ending March 31, 2000, the facility fee shall be subject to further and subsequent adjustment, up or down, based on the Company's and its Consolidated Subsidiaries' financial performance, determined by reference to the Debt/Worth Ratio measured quarterly; that is, if such ratio, measured as of the end of each Fiscal Quarter of the Company, in the manner provided in Sections 12.1 hereof, commencing with the Fiscal Quarter ending March 31, 2000, is as described below, the facility fee shall be the percentage appearing opposite such ratio:

                           Debt/Worth Ratio          Facility Fee
                         ---------------------------------- -----------------------------
                         >6.00:1.00                         1/4%
                         ---------------------------------- -----------------------------
                         <6.00:1.00                         3/16%
                         >4.00:1.00
                         ---------------------------------- -----------------------------
                         <4.00:1.00                         1/8%
                         >3.00:1.00
                         ---------------------------------- -----------------------------
                         <3.00:1.00                         1/16%
                         >2.50:1.00
                         ---------------------------------- -----------------------------
                         <2.50:1.00                         1/24%
                         ---------------------------------- -----------------------------


The Bank shall determine whether any adjustment to the facility fee is to be made quarterly, starting with the Company's Fiscal Quarter ending March 31, 2000, based on the Company's consolidated financial statements as of and for each Fiscal Quarter end delivered to the Bank pursuant to Section 10.6, PROVIDED, HOWEVER, that if such financial statements are not delivered to the Bank within ten (10) days after the date required by Section 10.6 hereof, then an adjustment to such facility fee shall be made based on an assumed delivery of said financial statements reflecting a Debt Worth Ratio of >6.00:1.00 unless and until such financial statements are delivered (subject to the waiver by the Bank of any Event of Default resulting therefrom); and, PROVIDED, FURTHER, that no downward adjustment shall be made if an Event of Default or Default Condition then exists (unless then waived or permitted to be cured). Each such adjustment shall become effective (retroactively if necessary) as of the first day of the first calendar month following the date on which such financial statements are delivered (or deemed delivered) to the Bank, and shall remain effective unless and until any subsequent adjustment becomes effective in accordance with the terms of this subsection (b). In the event that the annual audit report of the Company for any Fiscal Year shall require restatement of financial statements of the Company and such restatement would have required a different facility fee to be in effect for prior periods, then the Bank shall require the Company to make additional payments of facility fees or shall rebate excess facility fees charged for such prior periods.

                  (C) LETTER OF CREDIT FEE. In addition to the fees imposed by the Bank for the issuance and administration of each Letter of Credit, monthly, on the first day of each calendar month, commencing on the first day of the first calendar month following the issuance of any Letter of Credit, a letter of credit fee in an amount equal to (x) one percent (1%) per annum times (y) the aggregate face amount of all outstanding Letters of Credit.

                  (D) TERMINATION FEE. In the event that the Company terminates this Agreement prior to the Termination Date and repays the obligations using the proceeds of loans obtained from any financial institution other than the Bank or its Affiliates or, if such termination and repayment occurs prior to the first anniversary of the Closing Date, First Union National Bank, an early termination fee in an amount equal to (i) the Commitment times (ii) (x) one fourth of one percent (1/4%) if such termination occurs prior to the first anniversary of the Closing Date and (y) one-eighth of one percent (1/8%) if such termination occurs after the first anniversary of the Closing Date but prior to the second. Such fee shall be due and payable on the effective date of such termination.

                  (E) AUDIT FEES. For Collateral audits performed by the Bank pursuant to Section 10.3, the Bank's standard audit fee for each audit performed by the Bank (or its designee), which, as of the Closing Date, equals Five Hundred Dollars ($500) per auditor per day plus expenses; PROVIDED, HOWEVER, that, so long as no Event of Default exists (i) the Company shall not have to pay for more than two (2) such audits in any one Fiscal Year and (ii) the Company shall not have to pay for more than five (5) auditor-days with respect to each such audit.

                  2.2.3. CAPITAL ADEQUACY. If, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or might affect the amount of capital required or expected to be maintained by the Bank or any corporation in control of the Bank and the Bank determines that the amount of such capital is increased by or based upon the Bank's obligations hereunder, then from time to time, within thirty (30) days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank in light of such circumstances, to the extent that the Bank reasonably determines such increase in capital is allocable to the Bank's obligations hereunder, and such payment, as and when received, shall be applied by the Bank in reimbursement of the Bank's increased costs in regard to such obligations.

                  2.2.4. USURY SAVINGS PROVISIONS. The Bank and the Company hereby further agree that the only charge imposed by the Bank upon the Company for the use of money in connection herewith is and shall be interest at the Applicable Rate, and that all other charges imposed by the Bank upon the Company in connection herewith, are and shall be deemed to be charges made to compensate the Bank for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by the Bank in connection with making credit available to the Company hereunder, and shall under no circumstances be deemed to be charges for the use of money. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has charged or received interest hereunder in excess of the highest Applicable Rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and the Bank shall promptly refund to the Company any interest received by the Bank in excess of the maximum lawful rate or, if so requested by the Company, shall apply such excess to the principal balance of the Advances. It is the intent hereof that the Company not pay or contract to pay, and that the Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Company under applicable law.

         2.3.     GENERAL PROVISIONS AS TO PAYMENTS.

                  2.3.1. METHOD OF PAYMENT. All payments of interest, fees and principal pursuant to this Agreement must be received by the Bank no later than 2:00 p.m. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available to the Bank in Atlanta, Georgia.

                  2.3.2. APPLICATION OF PAYMENT. Except as otherwise expressly set forth herein, all payments received by the Bank hereunder shall be applied, in accordance with the then current billing statement applicable to the Borrowing, first to accrued interest, then to fees, then to principal due and then to late charges. Any remaining funds shall be applied to the further reduction of principal. Notwithstanding the foregoing, upon the occurrence of a Default Condition or Event of Default, payments shall be applied to the Obligations in such order as the Bank, in its sole discretion, may elect.

         3. SECURITY INTEREST. As security for the payment of all Obligations, the Company hereby grants to the Bank a continuing, general Lien upon and security interest and security title in and to the following described property, or interests in property, of the Company, wherever located, whether now existing or hereafter acquired or arising (herein collectively called the "COLLATERAL"), namely: (a) the Accounts Receivable Collateral; (b) the Inventory Collateral; (c) the Equipment Collateral; (d) the Intangibles Collateral; (e) the Balances Collateral; (f) all deposit accounts and other bank accounts of the Company which are not included within the definition of Balances Collateral and all sums from time to time on deposit therein; (g) all documents; (h) all products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds; and (i) all books and records pertaining to any or all of the foregoing.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO ACCOUNTS RECEIVABLE COLLATERAL. With respect to the Accounts Receivable

Collateral, the Company hereby represents, warrants and covenants to the Bank as set forth below.

                  4.1. BONA FIDE ACCOUNTS. Each item of the Accounts Receivable Collateral arises or will arise under a contract between the Company and the Account Debtor, or from the bona fide sale or delivery of goods to, or performance of services for, the Account Debtor.

                  4.2. GOOD TITLE. The Company has good title to the Accounts Receivable Collateral free and clear of all Liens other than any Permitted Encumbrances, and no financing statement covering the Accounts Receivable Collateral is on file in any public office other than any evidencing Permitted Encumbrances.

                  4.3. RIGHT TO ASSIGN. The Company has full right, power and authority to make this assignment of the Accounts Receivable Collateral and hereafter will not pledge, hypothecate, grant a security interest in, sell, assign, transfer, or otherwise dispose of the Accounts Receivable Collateral, or any interest therein.

                  4.4. LOCKBOXES AND BLOCKED ACCOUNT. On or prior to the Closing Date, the Company shall establish and thereafter maintain the Blocked Account with a bank satisfactory to the Bank, into which all cash, checks, drafts, items and other instruments for the payment of money received in any lockbox or lockboxes maintained by the Company for the collection of proceeds of Accounts Receivable Collateral or received by the Company directly in full or partial payment for Inventory Collateral or otherwise as proceeds of the Accounts Receivable Collateral shall be transferred and delivered on a daily basis. Pending transfer and delivery of cash, checks, drafts, items and other instruments to the Blocked Account, the Company shall be deemed to hold same in trust for the benefit of the Bank. On each Business Day, in accordance with the terms of the blocked account agreement applicable thereto, funds in the Blocked Account shall be transferred to the Collections Account. The Company shall not be entitled to withdraw funds on deposit in the Blocked Account or the Collections Account without the prior written consent of the Bank. The Bank shall apply collected funds in the Collections Account, on each Business Day, in payment of outstanding Advances or, if an Event of Default has occurred and is continuing, in payment of the Obligations, in such order as the Bank shall elect.

                  4.5. DIRECT NOTIFICATION. The Bank may, additionally, in its sole discretion, at any time that an Event of Default exists, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, directly to the Bank, and the Account Debtors are hereby authorized and directed to do so by the Company upon the Bank's direction, and the funds so received shall be deposited in the Collections Account, or, at the election of the Bank, upon its receipt thereof, be applied directly to repayment of the Obligations in such order as the Bank, in its sole discretion, shall determine.

                  4.6. TRADE STYLES. Except as may be set forth on the Company Information Schedule attached hereto, the Company uses no trade names or trade styles in its business operations (herein, "TRADE STYLES"), and the Company covenants with the Bank not to use any Trade Styles in its business operations hereafter, except as so specified on the Company Information Schedule prior to having given the Bank at least ten (10) Business Days prior written notice thereof. In any event, to the extent that, now or hereafter, the Company uses any Trade Styles, the Company hereby certifies and agrees with the Bank that:
(i) all of the accounts receivable and proceeds thereof arising out of sales under the Trade Styles shall be the property of, and belong to, the Company;
(ii) each of the Trade Styles is a trade name and trade style (and not an independent corporation or other legal entity) by which the Company identifies and sells certain of its products or services and under which it may conduct a portion of its business; (iii) all accounts receivable, proceeds thereof, and returned merchandise which arise from the sale of products invoiced under the names of any of the Trade Styles shall be owned solely by the Company and shall be subject to the terms of this Agreement as they relate to Accounts Receivable Collateral; and (iv) the Company hereby appoints the Bank as its attorney-in-fact to file such certificates disclosing the Company's use of the Trade Styles and to take such other actions on its behalf as are necessary to comply with the statutes of any states relating to the use of fictitious or assumed business names, to the extent that the Company fails to do so.

                  4.7. LIMITED POWER OF ATTORNEY. The Company irrevocably designates and appoints the Bank as its true and lawful attorney-in-fact to endorse for collection any checks, drafts, notes or other instruments received in payment of or on account of any Collateral hereafter coming into the Bank's possession and control, whether pursuant to the Collections Account or otherwise, but the Bank shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of any such Collateral.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INVENTORY COLLATERAL. With respect to the Inventory Collateral, if any, the Company hereby represents, warrants and covenants to the Bank as set forth below:

                  5.1. SALE OF INVENTORY COLLATERAL. The Company will not sell, lease, exchange, or otherwise dispose of any of the Inventory Collateral without the prior written consent of the Bank, except in the ordinary course of business for cash or on open account or on terms of payment ordinarily extended to its customers. Upon the sale, exchange or other disposition of the Inventory Collateral, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including, without limitation, accounts, contract rights, shipping documents, documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts and cash or noncash proceeds, and in the event of any unauthorized sale, shall continue in the Inventory Collateral itself.

                  5.2. INSURANCE. The Company will obtain and maintain insurance on the Inventory Collateral with such companies, in such amounts and against such risks as the Bank may reasonably request, with loss payable to the Bank as its interests may appear. Such insurance shall not be cancellable by the Company, unless with the prior written consent of the Bank, or by the Company's insurer, unless with at least thirty (30) days (or any lesser number of days otherwise approved by the Bank) advance written notice to the Bank. In addition, the Company shall cause its insurer to provide the Bank with at least thirty
(30) days advance written notice prior to insurer's nonrenewal of such insurance. The Company shall provide to the Bank a copy of each such policy.

                  5.3. GOOD TITLE. Except with respect to any Permitted Encumbrances, the Company owns the Inventory Collateral free and clear of any Lien, and no financing statements or other evidences of the grant of a security interest respecting the Inventory Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

                  5.4. RIGHT TO GRANT SECURITY INTEREST. The Company has the right to grant a security interest in the Inventory Collateral. The Company will pay all taxes and other charges against the Inventory Collateral, and the Company will not use the Inventory Collateral illegally or allow the Inventory Collateral to be encumbered except for the security interest in favor of the Bank granted herein and except for any Permitted Encumbrances.

                  5.5. LOCATION OF INVENTORY COLLATERAL. The Company hereby represents and warrants to the Bank that, as of the date hereof, the Inventory Collateral of the Company (other than Inventory Collateral which is in transit to or from the Company) is situated only at one or more of the Collateral Locations and the Company covenants with the Bank not to locate the Inventory Collateral at any location other than a Collateral Location without at least ten
(10) Business Days prior written notice to the Bank.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO EQUIPMENT COLLATERAL. With respect to the Equipment Collateral, the Company hereby represents, warrants and covenants to the Bank as set forth below:

                  6.1. SALE OF EQUIPMENT COLLATERAL. The Company will not sell, lease, exchange, or otherwise dispose of any of the Equipment Collateral without the prior written consent of the Bank; provided, however, that, with notice to, but without the necessity of consent of, the Bank, from time to time hereafter, in the ordinary course of the Company's business, the Company may sell, exchange or otherwise dispose of portions of the Equipment Collateral which are obsolete, worn-out or unsuitable for continued use by the Company; provided, further, that, unless such Equipment Collateral is no longer necessary in the operation of the Company's business, such Equipment Collateral is replaced promptly upon its disposition with equipment constituting Equipment Collateral having a market value equal to or greater than the Equipment Collateral so disposed of and in which the Bank shall obtain and have a security interest pursuant hereto.

                  6.2. INSURANCE. The Company agrees that it will obtain and maintain insurance on the Equipment Collateral with such companies and in such amounts and against such risks as the Bank may reasonably request, with loss payable to the Bank as its interests may appear. Such insurance shall not be cancellable by the Company, unless with the prior written consent of the Bank, or by the Company's insurer, unless with at least thirty (30) days (or such lesser number of days otherwise approved by the Bank) advance written notice to the Bank. In addition, the Company shall cause its insurer to provide to the Bank at least thirty (30) days advance written notice prior to such insurer's nonrenewal of such insurance. The Company shall provide to the Bank a copy of each such policy on the Closing Date.

                  6.3. GOOD TITLE. The Company owns the Equipment Collateral free and clear of any prior Lien other than with respect to any Permitted Encumbrances and no financing statements or other evidences of the grant of a security interest respecting the Equipment Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

                  6.4. RIGHT TO GRANT SECURITY INTEREST. The Company has the right to grant a security interest in the Equipment Collateral. The Company will pay all taxes and other charges against the Equipment Collateral. The Company will not use the Equipment Collateral illegally or allow the Equipment Collateral to be encumbered except for the security interest in favor of the Bank granted herein and except for any Permitted Encumbrances.

                  6.5. LOCATION. As of the Closing Date, the Equipment Collateral is located only at one or more of the Collateral Locations and, hereafter, the Company covenants with the Bank not to locate Equipment Collateral at any location other than a Collateral Location without at least ten
(10) Business Days written notice to the Bank.

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO BALANCES COLLATERAL. With respect to the Balances Collateral, the Company hereby represents, warrants and covenants to the Bank as set forth below:

                  7.1. OWNERSHIP. The Company owns the Balances Collateral free and clear of any liens, mortgages, security interests or encumbrances thereon, except for any Permitted Encumbrances.

                  7.2. REMEDIES. In addition to such other rights and remedies with respect to the Balances Collateral as may exist from time to time hereafter in favor of the Bank, whether by way of set-off, banker's lien, consensual security interest or otherwise, the Bank may charge any part or all of the obligations of the Bank to the Company represented by items constituting the Balances Collateral in the possession and control of the Bank against the Obligations.

                  7.3. LIENS. Hereafter, the Company will not incur, create or suffer to exist a Lien upon the Balances Collateral, except for Permitted Encumbrances, or sell, convey, hypothecate, pledge or assign its right, title or interest therein, without the prior written consent of the Bank thereto.

         8. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INTANGIBLES COLLATERAL. With respect to the Intangibles Collateral, the Company hereby represents, warrants and covenants to the Bank as set forth below:

                  8.1. OWNERSHIP. The Company owns the Intangibles Collateral free and clear of any Liens other than with respect to any Permitted Encumbrances, and no financing statements or other evidences of the grant of a security interest respecting the Intangibles Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

                  8.2. LIENS. Hereafter, the Company will not incur, create or suffer to exist any lien, security interest or encumbrance upon the Intangibles

Collateral except for the security interest granted herein and except for any Permitted Encumbrances or sell, convey, hypothecate, pledge or assign its right, title or interest therein.

                  8.3. PRESERVATION. Hereafter, the Company will take all necessary and appropriate measures to obtain, maintain, protect and preserve such of the Intangibles Collateral as is reasonably necessary for the operation of the business of the Company .

         9. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement, the Company hereby represents and warrants to the Bank (which representations and warranties, together with any other representations and warranties of the Company contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Advance or Letter of Credit), as set forth below:

                  9.1. EXISTENCE AND QUALIFICATION. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of its incorporation, as designated on the Company Information Schedule, with its principal place of business, chief executive office and office where it keeps all of its books and records being located at the Executive Office and is duly qualified as a foreign corporation in good standing in each other state in which a Collateral Location is situated or wherein the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Change. The Company has as its corporate name, as registered with the secretary of state of the state of its incorporation, the words first inscribed hereinabove as its name, and, except as may be described on the Company Information Schedule, has not done business under any other name.

                  9.2. AUTHORITY AND VALIDITY AND BINDING EFFECT. The Company has the power to make, deliver and perform under the Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents, as and when executed and delivered for value received, will constitute, the valid obligations of the Company, legally binding upon it and enforceable against it in accordance with their respective terms.

                  9.3. INCUMBENCY AND AUTHORITY OF SIGNING OFFICERS. As of the date of this Agreement, the undersigned officer of the Company holds the office specified hereinbelow and, in such capacity, is duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of the Company, and to bind the Company accordingly thereby.

                  9.4. NO MATERIAL LITIGATION. Except as may be set forth on the Company Information Schedule, there are no legal proceedings pending (or, so far as the Company or its officers know, threatened), before any court or administrative agency which, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

                  9.5. TAXES. The Company has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it.

                  9.6. CAPITAL. All stock, debentures, bonds, notes and all other securities of the Company presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws. As of the date of this Agreement, the Principal owns all of the issued and outstanding shares of stock in the Company, having power to elect or appoint the Board of Directors of the Company, in the amount(s) prescribed on the Company Information Schedule.

                  9.7. ORGANIZATION. The articles of incorporation and bylaws of the Company are in full force and effect under the law of the state of its incorporation and all amendments to said articles of incorporation and bylaws have been duly and properly made under and in accordance with all applicable laws.

                  9.8. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the extension of any credit or other financial accommodations hereunder, the Company will not be "insolvent", within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101(32) of the Bankruptcy Code; or be unable to pay its debts generally as such debts become due; or have an unreasonably small capital.

                  9.9. TITLE. The Company has good and marketable title to all of its properties subject to no Lien of any kind except for Permitted Encumbrances.

                  9.10. MARGIN STOCK. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any "margin stock", as that term is defined in Section 221.2(h) of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any borrowing made pursuant hereto will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors. In connection herewith, if requested by the Bank, the Company will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

                  9.11. NO VIOLATIONS. The execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents have been duly authorized by all necessary action by the Company and do not and will not require any consent or approval of the shareholders of the Company, violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or of the articles of incorporation or bylaws of the Company, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; and the Company is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument in any manner which could reasonably be expected to result in a Material Adverse Change.

                  9.12. FINANCIAL STATEMENTS. The financial statements of the Company and its Consolidated Subsidiaries (if any) for its most recently completed Fiscal Year and for that portion of its current Fiscal Year ended with that Fiscal Month ended closest to the Closing Date for which financial statements have been prepared, including balance sheets, income statements and statements of changes in cash flow, copies of which heretofore have been furnished to the Bank, are complete and accurately and fairly represent the financial condition of the Company and its Consolidated Subsidiaries (if any), the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP (subject in the case of interim financial statements to the omission of footnotes and year end adjusting entries). There are no material liabilities, direct or indirect, fixed or, to the best of the Company's knowledge, contingent, of the Company or any such Consolidated Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. No Material Adverse Change has occurred since the date of the balance sheet contained in the annual financial statement described hereinabove.

                  9.13. PURCHASE OF COLLATERAL. Within the twelve (12) months period preceding the Closing Date, neither the Company nor any Subsidiary (if any) has purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of the Company's seller.

                  9.14. POLLUTION AND ENVIRONMENTAL CONTROL. The Company and each Subsidiary (if any) have obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws.

                  9.15. POSSESSION OF PERMITS. The Company and each Subsidiary (if any) possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other, similar rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and neither the Company nor any Subsidiary is in violation of any thereof. A complete and accurate list of all such patents, trademarks, service marks, trade names, copyrights, licenses and other, similar rights owned by the Company in existence on the Closing Date is set forth on the Company Information Schedule attached hereto.

                  9.16. SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries except as may be described on the Company Information Schedule.

                  9.17. FEDERAL TAXPAYER IDENTIFICATION NUMBER. As of the date of this Agreement, the Company's federal taxpayer identification number is as indicated on the Company Information Schedule.

                  9.18. EMPLOYEE BENEFIT PLANS. As of the Closing Date, the Company has no Employee Benefit Plans except as may be described on the Company Information Schedule.

                  9.19. ADA. The Company is in compliance with the requirements of the ADA.

                  9.20. YEAR 2000 COMPATIBILITY. (a) All computer-based systems of the Company and its Subsidiaries are capable of the following: (i) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operating accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) responding to and processing two digit year input without creating any ambiguity as to the century and (iv) storing and providing date input information without creating any ambiguity as to the century; and (b) the Company's and its Subsidiaries' vendors, suppliers and customers are capable of all of the foregoing, where noncompliance could reasonably be expected to result in a Material Adverse Change.

         10. AFFIRMATIVE COVENANTS. The Company covenants to the Bank that from and after the date hereof, and so long as any amounts remain unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), the Company will comply (and cause each Subsidiary to comply) with the affirmative covenants set forth below:

                  10.1. RECORDS RESPECTING COLLATERAL. All records of the Company with respect to the Collateral will be kept at its Executive Office and will not be removed from such address without the prior written consent of the Bank.

                  10.2. FURTHER ASSURANCES. The Company shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Bank any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to the Bank to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to the Bank. The Company shall perform or cause to be performed such acts as the Bank may request to establish and maintain for the Bank a valid and perfected security interest in and security title to the Collateral, free and clear of any liens, encumbrances or security interests other than Permitted Encumbrances.

                  10.3. RIGHT TO INSPECT AND CONDUCT AUDITS. The Bank (or any Person or Persons designated by it) shall have the continuing right to call at the Executive Office or any Collateral Location at any reasonable time, upon reasonable advance notice, and without hindrance or delay, inspect, audit, check and make extracts from the Company's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to the Company's business or to any other transactions between the parties hereto.

                  10.4. COLLATERAL REPORTS. The Company shall, as soon as practicable, but in any event on or before twenty (20) days after the end of each Fiscal Month, furnish or cause to be furnished to the Bank a status report, certified by a duly authorized officer of the Company, showing the aggregate dollar value of the items comprising the Accounts Receivable Collateral and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Bank may reasonably request), plus the location of any Inventory Collateral as at the end of the preceding Fiscal Month, plus an accounts payable listing. Additionally, the Bank may, at any time in its sole discretion, require the Company to permit the Bank to verify the individual account balances of any individual Account Debtors. Further, upon written request from the Bank, made at any time hereafter, and, in any event, with the above-described status report for the month of December in each year, the Company shall furnish the Bank with a then current customer and Account Debtor name and address list.

                  10.5. BORROWING BASE CERTIFICATE. On a twice monthly basis (during the second and fourth week of each month), so long as (i) Borrowing Availability is at least One Million Dollars ($1,000,000) and (ii) no Default Condition or Event of Default has occurred and is continuing, and on a weekly basis (or more frequently as requested by the Bank) if either of the conditions specified in the preceding clauses (i) and (ii) is not satisfied, the Company shall prepare and deliver to the Bank a Borrowing Base Certificate with respect to satisfaction of the Margin Requirement, as of the date of certificate submission, the statements in which, in each instance, shall be reconciled to the monthly collateral reports delivered pursuant to Section 10.4 hereof and certified as to truth and accuracy by a duly authorized officer of the Company.

                  10.6. PERIODIC FINANCIAL STATEMENTS. The Company shall, as soon as practicable, and in any event within thirty (30) days after the end of each Fiscal Month, furnish to the Bank unaudited financial statements of the Company and each Consolidated Subsidiary (if any), including balance sheets, income statements and statements of cash flow, for the Fiscal Month ended, and for the Fiscal Year to date, on a consolidated basis, and showing comparative results for the corresponding period in the prior Fiscal Year; provided, however, in the event that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934 (the "34 ACT"), the financial statements required hereby for any Fiscal Month ending at the end of a Fiscal Quarter of the Company may be delivered not later than forty-six (46) days subsequent to the end of such Fiscal Month. All such financial statements shall be certified by a duly authorized officer of the Company to present fairly the financial position and results of operations of the Company for the period involved in accordance with GAAP (but for the omission of footnotes and subject to year-end audit adjustments).

                  10.7. ANNUAL FINANCIAL STATEMENTS. The Company shall, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, furnish to the Bank the annual audit report of the Company and its Consolidated Subsidiaries (if any), certified without material qualification by independent certified public accountants selected by the Company and acceptable to the Bank, and prepared in accordance with GAAP, together with relevant financial statements of the Company and such Subsidiaries for the Fiscal Year then ended, on a consolidated basis, if applicable. The

Company shall cause such accountants to furnish the Bank with a statement that in making their examination of such financial statements, they obtained no knowledge of any Event of Default or Default Condition which pertains to accounting matters relating to this Agreement or the other Loan Documents or, in lieu thereof, a statement specifying the nature and period of existence of any such Event of Default or Default Condition disclosed by their examination.

                  10.8. OPERATING PLAN. On or prior to that date which is thirty
(30) days prior to the end of each Fiscal Year, the Company shall deliver to the Bank its operating plan for its next succeeding Fiscal Year, as approved by the Company's Board of Directors, to include, without limitation the Company's projected budget and operating profit and cash flows for such Fiscal Year.

                  10.9. PAYMENT OF TAXES. The Company shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent only that (x) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by the Company, (y) the Company maintains reasonable reserves on its books therefor and (z) the payment of such taxes does not result in a Lien upon any of the Collateral other than a Permitted Encumbrance.

                  10.10. MAINTENANCE OF INSURANCE. In addition to and cumulative with any other requirements herein imposed on the Company with respect to insurance, the Company shall maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include business interruption insurance, in amounts satisfactory to the Bank, which such insurance shall not be cancellable by the Company, unless with the prior written consent of the Bank, or by the Company's insurer, unless with at least ten (10) days advance written notice to the Bank thereof (or such lesser or greater time period as shall be accepted or required by the Bank from time to time). The Bank acknowledges that the Company's insurance policies in effect on the date hereof, as described in SCHEDULE 10.10 attached hereto, are satisfactory to the Bank for purposes hereof. The Company shall file with the Bank upon its request a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, together with a copy of each such policy and, within thirty (30) days after notice in writing from the Bank, obtain such additional insurance as the Bank may reasonably request. The Bank shall be named as loss payee on each policy of property insurance and additional insured on each policy of liability insurance. The Bank is hereby authorized and empowered to collect and receive the proceeds of any insurance policies maintained pursuant to this Section 10.10 or any other provision of this Agreement for application (i) to the Advances if no Default Condition or Event of Default has occurred and is continuing and (ii) to the Obligations in such order as the Bank shall elect if any Event of Default or Default Condition has occurred and is continuing. The Bank is hereby further authorized and empowered, at its option, at any time when a Default Condition or Event of Default has occurred and is continuing, to adjust or compromise any loss under any such insurance policies.

                  10.11. MAINTENANCE OF PROPERTY. The Company shall maintain its property in good working condition.

                  10.12. COMPLIANCE CERTIFICATE. The Company shall, on a quarterly basis not later than thirty (30) days after the close of each of its first three Fiscal Quarters (or forty-five (45) days if the Company is subject to the reporting requirements of the 34 Act) and not later than one hundred twenty (120) days after the close of its Fiscal Year, certify to the Bank, in a Compliance Certificate executed by a duly authorized officer of the Company, that no Event of Default and no Default Condition exists or has occurred, or, if an Event of Default or Default Condition exists, specifying the nature and period of existence thereof. Such Compliance Certificate shall also set forth, in reasonable detail, evidence of the Company's, compliance with all financial covenants set forth in Section 12 hereof for the immediately preceding Fiscal Quarter.

                  10.13. CHANGE OF PRINCIPAL PLACE OF BUSINESS, ETC. Subject to the additional requirements set forth in Section 11.8 hereof, the Company hereby understands and agrees that if, at time hereafter, the Company elects to move its Executive Office, or if the Company elects to change its name, identity or its organization structure to other than a corporate structure, the Company will notify the Bank in writing at least ten (10) Business Days prior thereto.

                  10.14. WAIVERS. With respect to each of the Collateral Locations, the Company will obtain such waivers of lien, estoppel certificates or subordination agreements as the Bank may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations; PROVIDED, HOWEVER, that the Company shall not be required to obtain a lien waiver from the landlord of the Executive Office as in existence on the Closing Date, so long as, as contemplated pursuant to Section 11.8 hereof, the Company relocates the Executive Office to the New Facility on or prior to that date which is sixty (60) days after the Closing Date and, on or prior to such date, obtains a Landlord's Agreement from the landlord of the New Facility.

                  10.15. PRESERVATION OF EXISTENCE. The Company shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to result in a Material Adverse Change.

                  10.16. COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would or could materially adversely affect their respective financial condition or the ownership, maintenance or operation of any material portion of any of their respective properties. Without limiting the foregoing, each of the Company and its Subsidiaries shall obtain and maintain all permits, licenses and other authorizations which are required under, and otherwise comply with, all federal, state, and local laws and regulations, except to the extent that the failure to obtain or maintain any of the foregoing could not reasonably be expected to result in a Material Adverse Change.

                  10.17. CERTAIN REQUIRED NOTICES. Promptly, upon its receipt of notice or knowledge thereof, the Company will report to the Bank: (i) any lawsuit or administrative proceeding in which the Company or any Subsidiary is a defendant which, if decided adversely to the Company or such Subsidiary, could reasonably be expected to result in a Material Adverse Change; or (ii) the existence and nature of any Default Condition or Event of Default.

                  10.18. OPERATING ACCOUNTS. The Company will maintain its principal operating accounts with Bank.

                  10.19. KEY MAN LIFE INSURANCE POLICY. The Company shall obtain on or prior to that date which is forty-five (45) days after the Closing Date, and thereafter shall maintain, a "key man" life insurance policy on the life of the Principal in an amount equal to at least One Million Dollars ($1,000,000) issued by an insurer satisfactory to the Bank and otherwise on terms and conditions satisfactory to the Bank which policy shall be collaterally assigned by the Company to the Bank as additional collateral for the Obligations.

         11. NEGATIVE COVENANTS. The Company covenants to the Bank that from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), the Company will not do (and will not permit any Subsidiary to do), without the prior written consent of the Bank, any of the things or acts set forth below:

                  11.1. ENCUMBRANCES. Create, assume, or suffer to exist any Lien, except for Permitted Encumbrances.

                  11.2. DEBT. Incur, assume, or suffer to exist any Debt, except for: (i) Debt to the Bank or any Affiliate of the Bank; (ii) trade payables and obligations to suppliers, customers, sales representatives and employees incurred in the ordinary course of business; (iii) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default Condition under any other provision of this Agreement); (iv) deferred taxes; (v) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business, and (vi) all other Debt not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time outstanding.

                  11.3. CONTINGENT LIABILITIES. Guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other person, firm, or corporation, except for endorsements of negotiable instruments for collection in the ordinary course of business.

                  11.4. DISTRIBUTIONS. Pay any dividend or make any other distributions with respect to any shares of any class of its capital stock; provided, however, that (a) so long as no Default Condition or Event of Default exists hereunder or would result therefrom, the Company may pay dividends to its shareholders during the Company's Fiscal Year ending December 31, 2000 in an aggregate amount not in excess of One Million Dollars ($1,000,000), (b) with respect to each Fiscal Year, commencing with the Company's Fiscal Year ending

December 31, 2001, so long as the Company shall remain an "S Corporation" under Subchapter S of the Code and no Default Condition or Event of Default exists hereunder or would result therefrom, the Company may make payments to its shareholders constituting Permissible Tax Distributions; provided that, during each Fiscal Year of the Company, the amounts payable as Permissible Tax Distributions hereunder shall be retained by the Company until preparation of final year-end financial results of the Company except to the extent that such Permissible Tax Distributions are required to be paid to the shareholders during such Fiscal Year in order to prevent penalties and interest accruing against such shareholders, (c) with respect to each Fiscal Year, commencing with the Company's Fiscal Year ending December 31, 2001, as long as no Default Condition or Event of Default exists hereunder or would result therefrom and the Company has delivered to the Bank its audited financial statements for such Fiscal Year as required hereunder and a Compliance Certificate so demonstrating, the Company may pay dividends to its shareholders in an aggregate amount not in excess of twenty-five percent (25%) of its net income for such Fiscal Year after subtracting therefrom all Permissible Tax Distributions paid or payable with respect to such Fiscal Year and (d) concurrently with the consummation of the IPO, so long as no Default Condition or Event of Default has occurred and is continuing or would result therefrom, the Company may pay to Principal a dividend in an amount not in excess of the net cash proceeds of the IPO minus the sum of Twenty-Five Million Dollars ($25,000,000).

                  11.5. REDEMPTION. Purchase, redeem, or otherwise acquire for value any shares of any class of its capital stock.

                  11.6. INVESTMENTS. Make any investment in cash or by delivery of property to any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, in any Person or property of a Person, except for: (i) fixed assets acquired from time to time in the ordinary course of business; (ii) current assets arising from the sale of goods or the provision of services in the ordinary course of business; (iii) loans or advances to employees for salary, commissions, travel or the like, made in the ordinary course of business, not to exceed, however, the aggregate amount of One Hundred Thousand Dollars ($100,000) in any Fiscal Year; (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof; (v) investments in time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $500,000,000; (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof and (vii) from and after the consummation of the IPO, if the net proceeds thereof are in excess of Twenty-Five Million Dollars ($25,000,000), investments in other investment-grade securities.

                  11.7. MERGERS. Dissolve or otherwise terminate its corporate status or enter into any merger, reorganization or consolidation or make any substantial change in the basic type of business conducted by the Company and its Subsidiaries, as of the Closing Date.

                  11.8. BUSINESS LOCATIONS. Transfer its principal place of business or Executive Office or open new locations or warehouses, or transfer existing locations or warehouses or maintain records with respect to Collateral, to or at any locations other than those at which the same are presently kept or maintained as set forth on the Company Information Schedule, unless upon at least ten (10) Business Days prior written notice to the Bank, except that in connection with the Company's anticipated relocation of the Executive Office to the New Facility such required notice period shall be reduced to five (5) Business Days, and, in any event, after the delivery to the Bank of (a) a Landlord's Agreement (unless waived in writing by the Bank in its sole discretion) and (b) financing statements, in form satisfactory to the Bank, to perfect or continue the perfection of the Bank's Lien.

                  11.9. AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to the Bank and are no less favorable to the Company than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                  11.10. SUBSIDIARIES. Create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary which is hereafter created with the Bank's consent.

                  11.11. FISCAL YEAR. Change its Fiscal Year, or permit any Subsidiary to have a fiscal year different from the Fiscal Year of the Company.

                  11.12. DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory Collateral in the ordinary course of the Company's business or (ii) dispositions otherwise expressly authorized by this Agreement.

                  11.13. FEDERAL TAXPAYER IDENTIFICATION NUMBER. Change or permit any Subsidiary to change its federal taxpayer identification number without prior written notice to the Bank.

                  11.14. EMPLOYEE BENEFIT PLANS. Permit an Employee Benefit Plan to become materially underfunded or create any Employee Benefit Plan, other than health insurance plans without prior written notice to the Bank and upon such notification this Agreement shall be amended as determined necessary by the Bank in its discretion as a result of the creation of such Plan.

         12. FINANCIAL COVENANTS. The Company covenants to the Bank that, from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), it will:

                  12.1. DEBT/WORTH RATIO. Maintain a Debt/Worth Ratio, of not more than 6.00:1.00 at all times.

                  12.2. CAPITAL EXPENDITURES. Not expend, during any Fiscal Year, in Capital Expenditures, for itself and its Subsidiaries, if any, or contract for any future Capital Expenditures, which in the aggregate represent an amount exceeding the sum of Seven Hundred Fifty Thousand Dollars ($750,000).

                  12.3. FIXED CHARGE COVERAGE RATIO. Maintain as of the end of each Fiscal Quarter of the Company, for the four (4) Fiscal Quarters ending on such date, a Fixed Charge Coverage Ratio of at least 2.00:1.00.

                  12.4. TANGIBLE NET WORTH. Maintain Tangible Net North of at least $2,589,630 at all times; provided, however that such required amount shall increase in each Fiscal Quarter by an amount equal to seventy-five percent (75%) of the net income of the Company and its Consolidated Subsidiaries for the preceding Fiscal Quarter as reported in the financial statements delivered by the Company to the Bank pursuant to Section 10.6 hereof.

         13. EVENTS OF DEFAULT. The occurrence of any events or conditions set forth below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

                  13.1. OBLIGATIONS. The Company (i) shall fail to make any payment when due of any principal, interest, fees or Letter of Credit Obligations payable under this Agreement or any of the other Loan Documents or
(ii) shall fail to pay any other Obligations when due and such failure described in this clause (ii) shall continue for more than two (2) Business Days after the Bank has notified the Company thereof in writing.

                  13.2. MISREPRESENTATIONS. The Company, any Subsidiary or any Guarantor shall make any representations or warranties in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

                  13.3. CERTAIN COVENANTS. The Company shall default in the observance or performance of any covenant or agreement contained in Article 10 (other than Sections 10.2, 10.9, 10.11 and 10.14 thereof), 11 or 12 hereof.

                  13.4. OTHER COVENANTS. The Company, any Subsidiary or any Guarantor shall default in the observance or performance of any covenant or agreement contained herein or in any of the other Loan Documents (other than a default the performance or observance of which is dealt with specifically elsewhere in this Section) unless (i) with respect to this Agreement, such default is cured to the Bank's satisfaction within five (5) days, in the case of defaults under Section 10.2, and ten (10) days, in the case of defaults under any other such covenants or agreements, after the sooner to occur of receipt of notice of such default from the Bank or the date on which such default first becomes known to the Company and (ii) with respect to any other Loan Document, such default is cured within any applicable grace, cure or notice and cure period contained therein.

                  13.5. OTHER DEBTS. The Company, any Subsidiary or any Guarantor shall default in connection with any agreement or agreements for Debt for borrowed money or Capital Leases in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, with any creditor or creditors, including, without limitation, SunTrust Banks, Inc. and the Bank, which entitles said creditor or creditors to accelerate the maturity thereof.

                  13.6. VOLUNTARY BANKRUPTCY. The Company, any Subsidiary or any Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; the Company, any Subsidiary or any Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; the Company, any Subsidiary or any Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of the Company, any Subsidiary or any Guarantor for all or a substantial part of its property; the Company, any Subsidiary or any Guarantor shall make an assignment for the benefit of creditors; or the Company, any Subsidiary or any Guarantor shall be unable or shall fail to pay its debts generally as such debts become due, or the Company, any Subsidiary or any Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

                  13.7. INVOLUNTARY BANKRUPTCY. There shall have been filed against the Company, any Subsidiary or any Guarantor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; the Company, any Subsidiary or any Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of the Company, any Subsidiary or any Guarantor or for all or a substantial part of its property; or the Company, any Subsidiary or any Guarantor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of the Company, any Subsidiary or any Guarantor, and such petition, appointment or warrant shall remain undismissed for a period of greater than sixty (60) days, or any motion, complaint or other pleading is filed in any bankruptcy case of any person or entity other than the Company and such motion, complaint or pleading seeks the consolidation of the Company's assets and liabilities with the assets and liabilities of such person or entity.

                  13.8. DAMAGE, LOSS, THEFT OR DESTRUCTION OF COLLATERAL. There shall have occurred material uninsured damage to, or loss, theft or destruction of, any Collateral having a value, based on the lower of its depreciated cost or market value, exceeding Seventy-Five Thousand Dollars ($75,000).

                  13.9. JUDGMENTS. A final judgment or order for the payment of money is rendered against the Company, any Subsidiary or any Guarantor in the amount of Five Hundred Thousand Dollars ($500,000) or more (exclusive of amounts covered by insurance) and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  13.10. DISAVOWAL OF CERTAIN OBLIGATIONS. Any Person (other than the Bank) party to a Guaranty shall disavow its obligations thereunder; or any such Guaranty is alleged to be, or determined by any governmental authority to be, invalid, unenforceable or otherwise not binding on any Person party thereto (other than the Bank), in whole or in part.

                  13.11. MATERIAL ADVERSE CHANGE. There shall occur any Material Adverse Change.

                  13.12. CHANGE OF CONTROL, ETC. (i) The Principal shall fail to own, beneficially and of record, at least NINETY percent (90%) in the aggregate, prior to the consummation of the IPO, and at least fifty-one percent (51%) in the aggregate, from and after the consummation of the IPO, of the issued and outstanding capital stock of the Company, or (ii) the Principals shall enter into, consent to, or acquiesce in, any sale, assignment, transfer, pledge, hypothecation or other disposition of any such capital stock other than in favor of the Bank.

                  13.13. CHANGE IN MANAGEMENT, ETC. The Principal shall die, become incapacitated, cease to be the chief executive officer of the Company or otherwise cease to be actively involved in the day-to-day executive management of the Company; or the Company shall fail to maintain generally executive management satisfactory to the Bank having sufficient skill and experience in the Company's industry to manage the Company competently and efficiently.

         14. REMEDIES. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of the Bank to enforce its claims against the Company for damages for failure by the Company to fulfill any of its obligations hereunder, subject only to prior receipt by the Bank of payment in full of all Obligations then outstanding in a form acceptable to the Bank, the Bank shall have all of the rights and remedies set forth below, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others; PROVIDED, HOWEVER, that, in addition to the foregoing, if the Event of Default is in respect of
Section 13.6 or 13.7, then, automatically, immediately upon such Event of Default occurring, without necessity of any further action on the Bank's part, all commitments of the Bank hereunder and under all other Loan Documents shall terminate, and all Obligations shall be immediately due and payable.

                  14.1. ACCELERATION OF THE OBLIGATIONS. The Bank, at its option, may terminate all commitments of the Bank hereunder and under all other Loan Documents, and declare all of the Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. Thereafter, the Bank, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by the Bank, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of the Bank hereunder or under all other Loan Documents.

                  14.2. DEFAULT. If the Bank so elects, by further written notice to the Company, the Bank may increase the rate of interest charged on the Notes then outstanding for so long thereafter as the Bank further shall elect by an amount not to exceed the Default Rate.

                  14.3. REMEDIES OF A SECURED PARTY. The Bank shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as the Bank, in its sole discretion, may elect. The Bank shall give the Company written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to the Company at least ten (10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

                  14.4. REPOSSESSION OF THE COLLATERAL. The Bank may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that the Company assemble the Collateral at a place or places and in such manner as the Bank shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable and the Company hereby waives all rights which the Company has or may have under and by virtue of OCGA Ch. 44-14, including, without limitation, the right of the Company to notice and to a judicial hearing prior to seizure of any Collateral by the Bank.

                  14.5. OTHER REMEDIES. Unless and except to the extent expressly provided for to the contrary herein, the rights of the Bank specified herein shall be in addition to, and not in limitation of, the Bank's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by the Company or any third party in favor of the Bank, all of which may be exercised successively or concurrently.

                  14.6. SET OFF. The Bank may set off any or all of the Balances Collateral against the Obligations.

         15.      MISCELLANEOUS.

                  15.1. WAIVER. Each and every right granted to the Bank under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the

Bank of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by the Bank of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

                  15.2. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

                  15.3. SURVIVAL. All representations, warranties and covenants made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Notes or the termination of the Line of Credit, until all of the Obligations have been paid in full and the Bank has terminated this Agreement in writing.

                  15.4. ASSIGNMENTS. No assignment hereof or of any Loan Document shall be made by the Company without the prior written consent of the Bank. The Bank may assign, or sell participations in, its right, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of the Company.

                  15.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

                  15.6. REIMBURSEMENT. The Company shall pay to the Bank on demand all out-of-pocket costs and expenses that the Bank pays or actually incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' fees and paralegals' fees and disbursements of outside counsel; (b) costs and expenses (including outside attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) actual taxes, fees and other charges for recording any deeds to secure debt, deeds of trust, mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Lien of the Bank in the Collateral; (e) sums paid or incurred to pay for any amount or to take any action required of the Company under the Loan Documents that the Company fails to pay or take; (f) costs of inspections, field audits and verifications of the Collateral, including, without limitation, costs of travel, for inspections of the Collateral and the Company's operations by the Bank (subject to the limitations set forth in Section 2.2.2(e)); (g) costs and expenses of preserving and protecting the Collateral; and (h) after an Event of Default, costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claim made or threatened against the Bank arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid to the Company. All of the foregoing costs and expenses may, in the discretion of the Bank, be charged to the Master Note. The Company will pay all expenses incurred by it in the transaction. In the event the Company becomes a debtor under the Bankruptcy Code, the Bank's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred) all to the extent allowed by the Bankruptcy Code.

                  15.7. SUCCESSORS AND ASSIGNS. This Agreement and Loan Documents shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

                  15.8. SEVERABILITY. If any provision this Agreement or of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  15.9. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or three (3) days after being deposited in the mail, registered or certified mail, postage prepaid, addressed as follows: (i) for the Bank, care of the address of the Bank inscribed beneath its signature hereinbelow and (ii) for the Company, care of the address set forth as its Executive Office on the Company Information Schedule (or to such other address as may be designated hereafter in writing by the respective parties hereto) except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.

                  15.10. ENTIRE AGREEMENT: AMENDMENTS. This Agreement, together with the remaining Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

                  15.11. TIME OF ESSENCE. Time is of the essence in this Agreement and the other Loan Documents.

                  15.12. INTERPRETATION. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  15.13. THE BANK NOT A JOINT VENTURER. Neither this Agreement nor any Loan Document shall in any respect be interpreted, deemed or construed as making the Bank a partner or joint venturer with the Company or as creating any similar relationship or entity, and the Company agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving the Bank and the Company.

                  15.14. JURISDICTION. THE COMPANY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, ALL AS THE BANK MAY ELECT. BY EXECUTION OF THIS AGREEMENT, THE COMPANY HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

                  15.15. ACCEPTANCE. This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to the Bank at its principal office in Atlanta, Fulton County, Georgia and accepted in writing by the Bank at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by the Company).

                  15.16. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or any other day in which national banks within the State of Georgia are legally authorized to close, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

                  15.17. CURE OF DEFAULTS BY THE BANK. If, hereafter, the Company defaults in the performance of any duty or obligation to the Bank hereunder or under any Loan Document, the Bank may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by the Bank in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Master Note, whether or not this creates an overadvance thereunder, and shall be payable in accordance with its terms.

                  15.18. RECITALS. All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

                  15.19. ATTORNEY-IN-FACT. The Company hereby designates, appoints and empowers the Bank irrevocably as its attorney-in-fact, effective during any time that an Event of Default exists, either in the name of the Company or the name of the Bank, at the Company's cost and expense, (i) to do any and all actions which the Bank may deem necessary or advisable to carry out the terms of this Agreement or any other Loan Document upon the failure, refusal or inability of the Company to do so and (ii) to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any of the Collateral and, in connection therewith, to take any and all actions as the Bank may deem necessary or desirable to realize upon any Collateral; and the Company hereby agrees to indemnify and hold the Bank harmless from any costs, damages, expenses or liabilities arising against or incurred by the Bank in connection therewith.

                  15.20. SOLE BENEFIT. The rights and benefits set forth in this Agreement and the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

                  15.21. INDEMNIFICATION. The Company will hold the Bank, its respective directors, officers, employees, agents, Affiliates, successors and assigns (collectively, "INDEMNIFIED PARTIES") harmless from and indemnify Indemnified Parties against, all loss, damages, costs and expenses (including, without limitation, reasonable attorney's fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws, the ADA or any Environmental Laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement, except to the extent such losses, damages, costs or expenses are due to the willful misconduct or gross negligence of an Indemnified Party. As used herein, "Proceedings" shall mean actions, suits or proceedings before any court, governmental or regulatory authority and shall include, particularly, but without limitation, any actions concerning Environmental Laws. At the request of the Bank, the Company will indemnify any Person to whom the Bank transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. The Bank shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of the Company under this Section shall survive the termination of this Agreement and payment of the Obligations.

                  15.22. JURY TRIAL WAIVER. EACH OF THE COMPANY AND THE BANK HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, OBLIGATIONS OR THE COLLATERAL.

                  15.23. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of or Exhibit to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or be satisfactory to the Bank, or is to be determined, calculated or approved by the Bank, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in the Bank's sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.

                  15.24. EXHIBITS. All Exhibits attached hereto are by reference made a part hereof.

                  15.25. CONFIDENTIALITY. The Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Company to it pursuant to Section 10 hereof, or any other information which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereby; provided that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Bank or its Affiliates may be party,
(v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Bank's legal counsel and independent auditors, and
(vii) to any actual or proposed assignee or participant of the Bank so long as such assignee or participant agrees in writing to be bound by the provisions of this Section 15.25.

         16. CONDITIONS PRECEDENT. Unless waived in writing by the Bank at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of the Bank hereunder.

                  16.1. SECRETARY'S CERTIFICATE. Receipt by the Bank of a certificate from the Secretary (or Assistant Secretary) of the Company, to be in form and substance substantially similar to the secretary's certificate set forth on EXHIBIT "H", certifying to the Bank (i) that appropriate resolutions have been entered into by the Board of Directors of the Company, as required, incident hereto and that the officers of the Company whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the Board of Directors of the Company for and on behalf of the Company to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind the Company accordingly thereby, and (ii) as to the existence and status of the Company's articles of incorporation and bylaws.

                  16.2. GOOD STANDING CERTIFICATES. Receipt by the Bank of a certificate of good standing with respect to the Company from the secretaries of state of the state of organization of the Company and of any state in which a Collateral Location is situated, dated within thirty (30) days of the Closing Date.

                  16.3. LOAN DOCUMENTS. Receipt by the Bank of all the other Loan Documents, including any Notes, together with any Guaranty, each duly executed in form and substance acceptable to the Bank.

                  16.4. INSURANCE. Receipt by the Bank of a certificate respecting all insurance required to be maintained hereunder, together with appropriate loss payee and additional insured endorsements thereto, favoring the Bank, all in form acceptable to the Bank.

                  16.5. FINANCING STATEMENTS. Receipt by the Bank of Uniform Commercial Code financing statements respecting the Collateral, duly executed by the Company in form and substance acceptable to the Bank.

                  16.6. OPINION OF COUNSEL. Receipt by the Bank of an opinion of counsel from independent legal counsel to the Company in substantially the form of EXHIBIT "I".

                  16.7. KEY MAN LIFE INSURANCE POLICY. Receipt by the Bank of evidence satisfactory to it that Russell Madris has been approved by an insurer satisfactory to the Bank for the issuance of the key man life insurance policy required pursuant to Section 10.20.

                  16.8. NO DEFAULT. No Default Condition or Event of Default shall exist and the Company shall in all respects be in compliance with all of the terms of the Loan Documents, as evidenced by its delivery of a compliance certificate to such effect, to be substantially in the form of EXHIBIT "B" attached hereto.

                  16.9. TELEPHONE INSTRUCTION LETTER. Receipt by the Bank of the Telephone Instruction Letter.

                  16.10. DISBURSEMENTS LETTER. If required by the Bank, receipt by the Bank of a disbursements letter, concerning the use of the proceeds of the initial extensions of credit hereunder, to be substantially in the form of EXHIBIT "J" attached hereto.

                  16.11. BORROWING BASE CERTIFICATE. Receipt by the Bank of a Borrowing Base Certificate together with accompanying documentation required by the Bank (all in form and substance required by the Bank, but to include in any event an accounts receivable aging and accounts payable listing as more particularly described in Section 10.4 and a then current customer and Account Debtor name and address list) which shall indicate satisfaction of the

 Margin Requirement as of the date of the initial Borrowing and if no funds are borrowed on the Closing Date indicating the amount of Borrowings available under the Margin Requirement, each certified as to truth and accuracy by a duly authorized officer of the Company.

                  16.12. NO MATERIAL ADVERSE CHANGE. The Bank shall have determined that no Material Adverse Change shall have occurred.

                  16.13. OTHER. Receipt by the Bank of such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as the Bank or the Bank's counsel may require in connection herewith.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and the Company has caused its seal to be affixed hereto, as of the day and year first above written.

                                   "BANK"

                                   SUNTRUST BANK

                                   By:  /s/ Harry Bacheller
                                        --------------------------------
                                        Name:  Harry Bacheller
                                              -------------------------
                                        Title: Vice President
                                              -------------------------

                                   Address for Notices:

                                   SunTrust Bank, Atlanta
                                   25 Park Place
                                   26th Floor
                                   Atlanta, Georgia 30303
                                   Attn: Harry Bacheller
                                         Vice President

                                "COMPANY"

                                MOREDIRECT.COM, INC.

                                By: /s/ Scott Modist
                                    ---------------------------------------
                                    Name:  Scott Modist
                                    Title: Vice President, Chief Financial
                                           Officer and Assistant Secretary

                                              (CORPORATE  SEAL)